NEWS RELEASE

OppFi Exceeds First Quarter 2023 Profitability Guidance, Raises Full-Year Earnings Outlook

5/11/2023

Total revenue increased 20% year over year to $120.4 million for first quarter of 2023

Net income of $3.9 million for first quarter of 2023

Adjusted net income of $4.4 million for first quarter of 2023

Basic and diluted EPS of $0.02 and $0.02, respectively, for the first quarter of 2023

Adjusted EPS of $0.05 for the first quarter of 2023

Ending receivables increased 9% year over year to $370.2 million for first quarter of 2023

First payment default, total delinquency, and net charge-off rates decreased sequentially for first quarter of 2023

Marketing cost per new funded loan decreased 9% year over year for first quarter of 2023

CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI) ("OppFi" or the "Company"), a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products, today reported financial results for the first quarter ended March 31, 2023.

"I am very pleased to report continued strength in our business," said Todd Schwartz, Chief Executive Officer and Executive Chairman of OppFi. "In the first quarter of 2023, we achieved adjusted net income that exceeded our

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guidance with solid year over year growth."

"These results were driven by improvement in credit performance, as a result of credit model adjustments made last year, total expense leverage, and better than expected recoveries and payments," continued Schwartz. "Given this performance and greater confidence for the remainder of the year, we are raising our guidance for full-year adjusted net income and adjusted earnings per share."

Financial Summary

The following tables present a summary of OppFi's results for the three months ended March 31, 2023 and 2022.

(in thousands, except per share data) Unaudited	Three Months Ended March 31,				Change
	2023		2022		%
Total revenue	$	120,374	$	100,710	19.5%
Net income (loss)	$	3,930	$	(297)	(1423.2)%
Adjusted net income(1)	$	4,435	$	648	584.4%
Adjusted EBITDA(1)	$	20,116	$	11,303	78.0%
Basic EPS	$	0.02	$	0.08	(74.8)%
Diluted EPS	$	0.02	$	—	—%
Adjusted EPS(1)	$	0.05	$	0.01	584.7%

(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBITDA and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

First Quarter Key Performance Metrics

The following tables represent key quarterly metrics.

(in thousands) Unaudited	As of and for the Three Months Ended,					
	March 31, 2023		December 31, 2022		March 31, 2022	
Total Net Originations(a)	$	159,596	$	186,526	$	162,756
Ending Receivables(b)	$	370,220	$	402,910	$	338,458
% of Originations by Bank Partners		95%		95%		95%
Net Charge-Offs as % of Average Receivables(c)		62%		71%		56%
Auto-Approval Rate(d)		71%		68%		61%

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a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
c. Annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Full Year 2023 Guidance Update

- Affirm total revenue
  - $500 million to $520 million, resulting in approximately 10% to 15% growth year over year;
- Raise adjusted net income

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- $24 million to $30 million, from previous range of $22 million to $28 million; and
- Increase adjusted earnings per share
    - $0.28 to $0.35 based on approximate weighted average diluted share count of 85.0 million, from previous range of $0.26 to $0.33, based on approximate weighted average diluted share count of 84.3 million.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (877) 407-0789
- International: (201) 689-8562

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. **OppLoans** by OppFi maintains a 4.6/5.0 star rating on Trustpilot with more than 3,700 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2023 guidance, the future performance of OppFi's platform, and

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expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the impact of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses, including the change in the fair value of warrant liabilities, change in the value of the OppFi Card receivables held for sale, partial forgiveness of the secured borrowing payable, one-time legal and accounting costs, stock compensation expenses, board fees, severance, and recruiting expenses; and (4) sublease income. Adjusted

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Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.14% for the three months ended March 31, 2023 and a tax rate of 23.40% for the three months ended March 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

First Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended March 31, 2023 and 2022

The following table presents consolidated results of operations for the three months ended March 31, 2023 and 2022 (in thousands, except number of shares and per share data, unaudited).

	Three Months Ended March 31,		Change	
	2023	2022	$	%
Interest and loan related income	$ 119,942	$ 100,336	$ 19,606	19.5%
Other income	432	374	58	15.5%
Total revenue	120,374	100,710	19,664	19.5%
Change in fair value of finance receivables	(63,118)	(49,525)	(13,593)	27.4%
Provision for credit losses on finance receivables	(70)	(457)	387	(84.7)%
Net revenue	57,186	50,728	6,458	12.7%
Expenses:				
Sales and marketing	9,847	13,589	(3,742)	(27.5)%
Customer operations	10,299	10,031	268	2.7%
Technology, products, and analytics	9,955	8,229	1,726	21.0%
General, administrative, and other	11,984	13,592	(1,608)	(11.8)%
Total expenses before interest expense	42,085	45,441	(3,356)	(7.4)%
Interest expense	11,371	7,448	3,923	52.7%
Total expenses	53,456	52,889	567	1.1%
Income (loss) from operations	3,730	(2,161)	5,891	(272.6)%
Change in fair value of warrant liability	153	2,404	(2,251)	93.6%
Other income	193	—	193	—%
Income before income taxes	4,076	243	3,833	1577.4%
Income tax expense	146	540	(394)	(73.0)%
Net income (loss)	3,930	(297)	4,227	(1423.2)%
Less: net income (loss) attributable to noncontrolling interest	3,679	(1,373)	5,052	(368.0)%
Net income attributable to OppFi Inc.	$ 251	$ 1,076	$ (825)	(76.7)%

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Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$	0.02	$	0.08
Diluted	$	0.02	$	—
Weighted average common shares outstanding:				
Basic		15,037,326		13,581,828
Diluted		15,189,895		84,473,957

Condensed Balance Sheets

Comparison of the periods ended March 31, 2023 and December 31, 2022

(in thousands) Unaudited		March 31, 2023		December 31, 2022
Assets				
Cash and restricted cash	$	71,374	$	49,670
Finance receivables at fair value		417,489		457,296
Finance receivables at amortized cost, net		464		643
Other assets		70,718		72,230
Total assets	$	560,045	$	579,839
Liabilities and stockholders' equity				
Current liabilities	$	20,582	$	29,558
Other liabilities		42,053		42,183
Total debt		331,552		347,060
Warrant liabilities		1,735		1,888
Total liabilities		395,922		420,689
Total stockholders' equity		164,123		159,150
Total liabilities and stockholders' equity	$	560,045	$	579,839

Total cash and restricted cash increased by $21.7 million as of March 31, 2023 compared to December 31, 2022, driven by an increase in payments received relative to originated loans. Finance receivables at fair value decreased by $39.8 million as of March 31, 2023, compared to December 31, 2022 from lower origination volume due to seasonality and strong repayment activity for the three months ended March 31, 2023. Finance receivables at amortized cost, net decreased by $0.2 million as of March 31, 2023 compared to December 31, 2022, due to the continued rundown of SalaryTap finance receivables. Other assets decreased by $1.5 million as of March 31, 2023 compared to December 31, 2022, mainly driven by a decrease in property, equipment, and software of $1.3 million.

Current liabilities decreased by $9.0 million as of March 31, 2023, compared to December 31, 2022, mainly driven by a decrease in accounts payable of $2.6 million and a decrease in accrued expenses of $6.3 million. Other liabilities decreased by $0.1 million as of March 31, 2023, compared to December 31, 2022 due to a decrease in the operating lease liability of $0.4 million, partially offset by an increase in the tax receivable agreement liability of $0.2 million. Total debt decreased by $15.5 million as of March 31, 2023, compared to December 31, 2022, driven by a decrease in utilization of revolving lines of credit of $13.9 million, repayment of the secured borrowing payable of $0.8 million, and a decrease in the note payable of $0.8 million. Total equity increased by $5.0 million as of March 31, 2023, compared to December 31, 2022, driven by net income and stock-based compensation.

Financial Capacity and Capital Resources

As of March 31, 2023, OppFi had $32.2 million in unrestricted cash, an increase of $15.9 million from December 31, 2022. As of March 31, 2023, OppFi had an additional $143.4 million of unused debt capacity under its financing

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facilities for future availability, representing a 30 % overall undrawn capacity, an increase from $136.8 million as of December 31, 2022. The increase in undrawn debt was due to using excess cash to pay down debt on the Company's revolving credit lines. Including total financing commitments of $475.0 million, and cash on the balance sheet of $71.4 million, OppFi had approximately $546.4 million in funding capacity as of March 31, 2023.

Reconciliation of Non-GAAP Financial Measures

Comparison of the three months ended March 31, 2023 and 2022

(in thousands, except share and per share data) Unaudited	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Variance %
Net income (loss)	$ 3,930	$ (297)	(1423.2)%
Provision for income taxes	146	540	(73.0)%
Debt issuance cost amortization	764	609	25.5%
Other addbacks and one-time expenses, net(a)	1,086	(6)	(18200.0)%
Sublease income	(80)	—	—%
Adjusted EBT	5,846	846	591.0%
Less: pro forma taxes(b)	(1,411)	(198)	612.6%
Adjusted net income	4,435	648	584.4%
Pro forma taxes(b)	1,411	198	612.6%
Depreciation and amortization	3,391	3,238	4.7%
Interest expense	10,607	6,840	55.1%
Business (non-income) taxes	272	379	(28.2)%
Adjusted EBITDA	$ 20,116	$ 11,303	78.0%
Adjusted EPS	$ 0.05	$ 0.01	
Weighted average diluted shares outstanding	84,432,529	84,473,957	

(a) For the three months ended March 31, 2023, other addbacks and one-time expenses, net of $1.1 million included a $(0.2) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $0.1 million expense related to severance, $1.1 million in expenses related to stock compensation, and a $0.1 million expense related to the change in the value of the OppFi Card finance receivables held for sale. For the three months ended March 31, 2022, other addbacks and one-time expenses, net of $(0.0) million included a $(2.4) million addback due to the change in fair value of the warrant liabilities, a $1.5 million expense due to severance, $0.6 million in expenses related to stock compensation, $0.2 million in one-time accounting and legal costs, $0.1 million in board fees, and $0.1 million in recruiting expenses.
(b) Assumes a tax rate of 24.14% for the three months ended March 31, 2023 and a 23.40% tax rate for the three months ended March 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share

(unaudited)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Weighted average Class A common stock outstanding	15,037,326	13,581,828
Weighted average Class V voting stock outstanding	94,742,634	96,338,474
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	122,571	53,655
Dilutive impact of performance stock units	29,998	—
Dilutive impact of employee stock purchase plan	—	—
Weighted average diluted shares outstanding	84,432,529	84,473,957

(in thousands, except share and per share data) (unaudited)	Three Months Ended March 31, 2023 $	Three Months Ended March 31, 2023 Per Share	Three Months Ended March 31, 2022 $	Three Months Ended March 31, 2022 Per Share
Weighted average diluted shares outstanding		84,432,529		84,473,957
Net income	$ 3,930	$ 0.05	$ (297)	$ —
Provision for income taxes	146	—	540	0.01
Debt amortization	764	0.01	609	0.01
Other addbacks and one-time expenses	1,086	0.01	(6)	—

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Sublease income	(80)	—	—	—
Adjusted EBT	5,846	0.07	846	0.01
Less: pro forma taxes	(1,411)	(0.02)	(198)	—
Adjusted net income	4,435	0.05	648	0.01

Investor Relations: **investors@oppfi.com**

Media Relations: **media@oppfi.com**

Source: OppFi

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